Exhibit 5

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019

November 11, 2003

Strategic Distribution, Inc.
3220 Tillman Drive, Suite 200
Bensalem, Pennsylvania 19020

Ladies and Gentlemen:

        We have acted as counsel to Strategic Distribution, Inc. (the "Company"), a corporation organized under the laws of the State of Delaware, with respect to the Company's Form S-8 Registration Statement (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on or about November 11, 2003 in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Company of an aggregate of 150,000 shares of Common Stock, par value $0.10 per share (the "Common Stock"), issuable upon exercise of stock options granted or to be granted under the Strategic Distribution, Inc. 1999 Incentive Stock Option Plan (the "Plan").

        As counsel for the Company, we have examined, among other things, such Federal and state laws and originals and/or copies (certified or otherwise identified to our satisfaction) of such documents, certificates and records as we deemed necessary and appropriate for the purpose of preparing this opinion.

        Based on the foregoing, we hereby inform you that in our opinion the shares of Common Stock to be newly issued upon exercise of stock options granted or to be granted under the Plan have been duly and validly authorized for issuance and, when issued in accordance with the terms of the Plan for consideration in excess of $0.10 per share, will be validly issued, fully paid, and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

        Our opinion is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.

Very truly yours,

/s/ Willkie Farr & Gallagher LLP